As filed with the Securities and Exchange Commission on May 2, 2024

Registration Statement No. 333-278869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVANI MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0692322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1350 S. Loop Road

Alameda, California 94502

(415) 506-8462

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Adam Mendelson, Ph.D.

Chief Executive Officer

Vivani Medical, Inc.

1350 S. Loop Road

Alameda, California 94502

(415) 506-8462

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Deepa M. Rich

Adam V. Johnson

Jacqueline R. Kaufman

Goodwin Procter LLP

620 8th Avenue

New York NY 10018

(212) 813-8800

Approximate date of commencement of proposed sale to the public: From time to time or at one time as determined by the Registrant after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-278869) of Vivani Medical, Inc. (the “Company”), originally filed on April 22, 2024 (the “Registration Statement”), is being filed solely to file a revised consent of BPM LLP, the Company’s independent registered public accounting firm (the “Auditor’s Consent”), as Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement and the Auditor’s Consent filed herewith as Exhibit 23.1. This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form(s) of underwriting agreement(s).

1.2***	Open Market Sale AgreementSM , dated April 22, 2024, between the Company and Jefferies LLC.

3.1	Certificate of Incorporation of Vivani Medical, Inc., filed with the Secretary of State of Delaware and effective, July 6, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2023).

3.2	Bylaws of Vivani Medical, Inc. (a Delaware Corporation) effective July 6, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2023).

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 26, 2024 (File No. 001-36747)).

4.2	Description of Capital Stock (Incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on March 26, 2024 (File No. 001-36747)).

4.3***	Form of indenture for senior debt securities and the related form of senior debt security.

4.4***	Form of indenture for subordinated debt securities and the related form of subordinated debt security.

4.5*	Form of Certificate of Designations.

4.6*	Form of Warrant Agreement.

4.7*	Form of Unit Certificate.

4.8*	Form of Preferred Stock Certificate.

5.1***	Opinion of Goodwin Procter LLP.

5.2***	Opinion of Goodwin Procter LLP relating to sales agreement prospectus.

23.1**	Consent of BPM LLP, Independent Registered Public Accounting Firm

23.2***	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

24.1**	Power of Attorney (included in the signature pages to this registration statement).

25.1†	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2†	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

107***	Filing Fee Table.

*	To be filed by amendment or as exhibit(s) to a Current Report of the Registrant on Form 8-K and incorporated herein by reference, as applicable.
**	Filed herewith.
***	Previously filed.
†	To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on May 2, 2024.

VIVANI MEDICAL, INC.

By:	/s/ Adam Mendelsohn
Name:	Adam Mendelsohn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Adam Mendelsohn	Chief Executive Officer and Director	May 2, 2024
Adam Mendelsohn	(Principal Executive Officer)

/s/ Brigid Makes	Chief Financial Officer	May 2, 2024
Brigid Makes	(Principal Financial and Accounting Officer)

*	Chairman of the Board	May 2, 2024
Gregg Williams

*	Director	May 2, 2024
Aaron Mendelsohn

*	Director	May 2, 2024
Dean Baker

*	Director	May 2, 2024
Alexandra Larson

*	Director	May 2, 2024
Daniel Bradbury

* By:	/s/ Adam Mendelsohn
as Attorney-in-Fact